UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2019

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FLXN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 26, 2019, Flexion Therapeutics, Inc. (“Flexion”) announced that the U.S. Food and Drug Administration approved a supplemental New Drug Application (“sNDA”) to update the product label for ZILRETTA® (triamcinolone acetonide extended-release injectable suspension) for the treatment of osteoarthritis knee pain. The label update includes the following changes, among others:

•	Removal of language which stated that ZILRETTA was “not intended for repeat administration.” The updated label states that the “efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.”

•	Inclusion of a study description and safety data from the single-arm, open-label Phase 3 repeat administration trial.

•	Removal of a misleading statement describing a single secondary exploratory endpoint in the original Phase 3 pivotal trial which compared ZILRETTA to immediate release triamcinolone acetonide crystalline suspension.

•	Inclusion of nonclinical toxicology data from previously submitted single and repeat administration studies in non-diseased animals.

On December 26, 2019, Flexion issued a press release announcing the approval of the sNDA. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Flexion Therapeutics, Inc. dated December 26, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.

Dated: December 26, 2019	By:	/s/ Mark S. Levine
Mark S. Levine General Counsel and Corporate Secretary